UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 19, 2007

(Date of earliest event reported) December 19, 2007

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2007, the Board of Directors of Trinity Capital Corporation granted a bonus to William C. Enloe, Chief Executive Officer, in the amount of $45,000.00. The Company also awarded bonuses to Steve W. Wells, President and Chief Administrative Officer, in the amount of $20,000.00 and to Daniel R. Bartholomew, Chief Financial Officer, in the amount of $7,000.00. These bonuses were made in light of the performance of both the individual officers and the Company overall in 2007. The Board of Directors also approved an Amendment to the Employment Agreement with Mr. Enloe dated January 17, 2007, modifying the agreement to include the payment of certain vehicle-related expenses.

Item 8.01. Other Information

On December 19, 2007, the Company issued a press release announcing that its Board of Directors declared a semi-annual dividend of $0.40 per share to be paid to shareholders of record as of December 31, 2007 and payable on January 11, 2008.  In addition, the press release included remarks from William C. Enloe, President and CEO of the Company, regarding the income of Los Alamos National Bank for the year ending December 31, 2007. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(d)	Exhibits.
99.1	Press Release dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: December 19, 2007	By:	/s/ Daniel R. Bartholomew
Daniel R. Bartholomew